Exhibit 99.1
Stanley Black & Decker Reports Record 2Q 2021 Results

New Britain, Connecticut, July 27, 2021 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2021 financial results.

•2Q’21 Revenues Totaled $4.3 Billion, Up 37% Versus Prior Year With All Segments Growing Double Digits And Contributing To 33% Organic Growth
•2Q’21 Gross Margin Was 35.9%; Excluding Charges, Up 240 Basis Points Versus Prior Year
•2Q’21 Operating Margin Was 14.9%; Excluding Charges 2Q’21 Operating Margin Was 15.5%, Up 270 Basis Points Versus Prior Year Driven By Volume, Price, Innovation And Margin Resiliency
•2Q’21 Diluted GAAP EPS Was $2.81; Excluding Charges, 2Q’21 Diluted EPS Was $3.08, Up 93% Versus Prior Year
•2Q’21 Free Cash Flow Was $339 Million, Up 28% Versus Prior Year
•Raising 2021 Diluted GAAP EPS Guidance Range To $10.80 - $11.20 (From $10.15 - $10.55); Raising Adjusted EPS To $11.35 - $11.65 (From $10.70 - $11.00); Reiterating Free Cash Flow To Approximate Net Income
•Quarterly Common Stock Dividend Increased 13% To $0.79 Per Share, As Recently Announced

2Q’21 Key Points:

•Net sales for the quarter were $4.3 billion, up 37% versus prior year as volume (+31%), price (+2%) and currency (+5%) were partially offset by divestitures (-1%).

•The gross margin for the quarter was 35.9%. Excluding charges, gross margin was up 240 basis points from prior year as volume, price, productivity and mix benefits from innovation were partially offset by commodity inflation and higher expedited transit costs required to meet strong demand.

•SG&A expenses were 21.0% of sales. Excluding charges, SG&A expenses were 20.4% of sales compared to 20.7% in 2Q’20, as strong operating leverage was partially offset by investments in growth initiatives across the businesses.

•The tax rate was 14.0%. Excluding charges, tax rate was 14.8% versus 15.0% in 2Q’20.

Exhibit 99.1
•Working capital turns for the quarter were 6.7, up 1.1 turns versus prior year, as the organization leveraged the SBD Operating Model and the strong revenue performance to more than offset the impact from inventory investments to serve strong customer demand.

Stanley Black & Decker’s CEO, James M. Loree, commented, “We delivered outstanding performance in the second quarter, our 33% organic growth was fueled by a robust stream of innovation, positive secular trends and strong markets while leveraging margin resiliency to deliver significant gross and operating margin expansion and record adjusted EPS. I want to thank my 56,000 colleagues for their passion, dedication and performance as they continue to successfully serve our customers while navigating rapidly growing markets and global supply chain dynamics.

“We enter the second half of 2021 with positive momentum and a portfolio that is well positioned to benefit from the key trends that are driving our growth: the consumer reconnection with the home and garden, eCommerce, electrification and health and safety. Additionally, we are in negotiations regarding exercising our option to acquire the remaining stake in MTD and continue to believe that MTD has the potential to create a multi-year runway for growth and significant EPS and cash flow accretion.

“We are excited for the future prospects for growth as our organization is operating with agility and leveraging the SBD Operating Model to pursue our vision: to become known as one of the world’s leading innovators, deliver top-quartile performance and elevate our commitment to corporate social responsibility (ESG).”

2Q’21 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$3,197	$635.1	$9.2	$644.3	19.9%	20.2%

Industrial	$602	$62.4	$3.0	$65.4	10.4%	10.9%

Security	$502	$36.9	$6.0	$42.9	7.3%	8.5%
1 See Merger And Acquisition (“M&A”) Related And Other Charges On Page 5

Exhibit 99.1
•Tools & Storage net sales increased 46% versus 2Q’20 due to volume (+38%), currency (+5%) and price (+3%). All regions delivered extraordinary organic growth and share gain with North America +30%, Europe +63% and emerging markets +85%. All markets benefited from industry-leading innovation and strong professional demand, coupled with secular shifts related to the consumer reconnection with the home and garden, outdoor product electrification and eCommerce. North America growth reflected stronger retail sales as well as a strong performance in the commercial and industrial channels. Point-of-sale demand remained at robust levels in U.S. retail and channel inventory ended below normalized levels. Europe delivered growth in all regions driven by an expansion in commercial, retail brick and mortar and eCommerce channels. Emerging markets growth was due to higher construction-related demand with all regions contributing. The Tools & Storage segment profit rate, excluding charges, was 20.2%, up 320 basis points versus 2Q’20, as volume, price, productivity and benefits from innovation were partially offset by commodity inflation, higher expedited transit costs required to serve strong demand and new growth investments.

•Industrial net sales expanded 16% versus 2Q’20 as volume (+13%), currency (+3%) and price (+1%) were partially offset by an Oil & Gas product line divestiture (-1%). Engineered Fastening organic growth was up 26% as strong automotive and general industrial markets were partially offset by weaker aerospace demand in addition to automotive OEM production impacts from the global semiconductor shortage. Infrastructure organic revenues declined 11% due to dramatically reduced Oil & Gas pipeline project activity, which muted the 16% growth in Attachment Tools. The Industrial segment profit rate, excluding charges, was 10.9%, up 210 basis points from 2Q’20, as the benefits from volume, price and productivity were partially offset by commodity inflation, growth investments and troughing markets in oil & gas and aerospace.

•Security net sales grew 16% versus 2Q’20 as volume (+13%), currency (+6%), price (+1%) and acquisitions (+1%) were partially offset by divestitures (-5%). North America organic growth was 16% driven by strong backlog conversion in commercial electronic security and growth within automatic doors and healthcare. Europe was up 12% organically as new data-driven product solutions supported growth in France and the Nordics. Order rates grew 36% in the second quarter and the quarter-end executable backlog was a record high which positions the business to deliver high-single digit organic growth for the remainder of 2021. The Security segment profit rate, excluding charges, was 8.5%, down versus the prior year rate of 9.6%, as price and volume gains were partially offset by wage inflation, inefficiencies related to pandemic restrictions and the impact from growth investments.

Exhibit 99.1
Updated 2021 Outlook

Management is raising its 2021 EPS outlook to $10.80 - $11.20 from $10.15 - $10.55 on a GAAP basis, and to $11.35 - $11.65 from $10.70 - $11.00 on an adjusted basis. The Company is also reiterating that free cash flow is expected to approximate net income. The primary factors for the increased EPS guidance include stronger organic growth and incremental pricing actions, which are expected to be partially offset by higher expedited transit costs in Tools & Storage and an increase in commodity inflation. Management will discuss its 2021 planning assumptions in more detail on today’s earnings call.

Donald Allan Jr., President and CFO, commented, “We delivered outstanding financial performance in the first half with strong momentum across each of our businesses. Tools & Storage posted 43% organic growth while Industrial and Security both achieved high single digit organic growth. We leveraged our margin resiliency efforts to deliver 510 basis points of operating margin expansion, record adjusted earnings per share and strong free cash flow generation.

“Our revised 2021 guidance calls for organic revenue growth of 16% - 18% and, at the midpoint, adjusted EPS expansion of 27% versus prior year and 37% versus 2019. The updated outlook reflects our strong first half performance as well as improved visibility to demand in Tools & Storage. We continue to make investments to support our growth catalysts, increase capacity in our supply chain and drive our margin resiliency initiatives.

“The organization remains focused on day-to-day execution, implementing price increases and margin resiliency programs in response to commodity inflation, and operating in accordance with our SBD Operating Model. We believe the Company is well-positioned to deliver above-market organic growth with operating leverage, strong free cash flow generation and top-quartile shareholder returns over the long-term.”

The difference between 2021 GAAP and adjusted EPS guidance is $0.45 - $0.55, consisting of acquisition-related and other charges. These forecasted charges primarily relate to facility moves, deal and integration costs and functional transformation initiatives.

Exhibit 99.1
Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 2Q'21 were $42.9 million, primarily related to functional transformation initiatives, facility-related charges and restructuring. Gross profit included $2.1 million of these charges while SG&A included $23.6 million. Other, net and Restructuring included $0.6 million and $14.0 million of these charges, respectively. M&A related and other charges in 2Q’21 also included a $2.6 million charge related to divestitures.

Share of net earnings of equity method investment included $11.0 million of charges.

The Company will host a conference call with investors today, July 27, 2021, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 7099326. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 7099326. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a leading $14.5 billion global diversified industrial with 56,000 employees in more than 60 countries who make the tools, products and solutions to deliver on its Purpose, For Those Who Make The World. The Company operates the world’s largest tools and storage business; the world’s second largest commercial electronic security company; and is a global industrial leader of highly engineered solutions within its engineered fastening and infrastructure businesses. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1
Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating profit and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 through 15, is considered relevant to aid analysis of the Company’s profit and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period; (xxviii) the possibility that the Company does not exercise its option to acquire the remaining stake in MTD; and (xxix) if the Company does exercise its option, the possibility that the Company does not achieve the intended financial benefits from the acquisition of MTD.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.